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                                                               EXHIBIT 99.2



            [Letterhead of Gnazzo Thill, A Professional Corporation]




                                                               February 27, 2003


TO THE PARTIES LISTED
ON SCHEDULE A HERETO

     Re:  Sequoia Mortgage Trust 2003-1

Ladies and Gentlemen:

     You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 2003-1(the "Trust Fund") and the $1,026,174,718 Sequoia Mortgage Trust 2003-1 Mortgage Pass-Through Certificates issued with respect thereto (the "Certificates"). The Trust Fund was established by Sequoia Residential Funding, Inc. (the "Depositor") pursuant to the pooling and Servicing Agreement, dated as of February 1, 2003(the "Pooling and Servicing Agreement"), among the Depositor, HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Master Servicer and Securities Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor's Universal Shelf Registration Statement on Form S-3(Registration Statement No. 333-100520), including a prospectus (the "Prospectus"), filed with the Securities and Exchange Commission under the Securities Act of 1933 on October 11, 2002 and declared effective on or about October 21, 2002, along with the Prospectus Supplement, dated February 21, 2003(the "Prospectus Supplement"). Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

     We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement,(ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto,(iii) the Mortgage Loan Purchase and Sale Agreement,(iv) the Purchase Agreements and the Servicing Agreements,(v) the Acknowledgments, dated as if February 27, 2003, assigning rights under the Purchase agreements and Servicing Agreements and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.
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TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 27, 2003
Page 2


     Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.


     Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of an Upper Tier REMIC and a Lower Tier REMIC, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular, excluding from the assets of each of the Upper Tier REMIC and Lower Tier REMIC the Reserve Fund, the Capitalized Interest Account, the Pre-Funding Accounts, the Additional Collateral and the Cap Agreements) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for federal income tax purposes:

     1. the statements in the Prospectus under the heading "Federal Income Tax Consequences," as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect to federal income tax matters, are correct in all material respects;

     2. the Trust Fund will consist of two segregated asset pools, the Lower Tier REMIC and the Upper Tier REMIC, each of which will qualify as a REMIC within the meaning of Section 860D of the Code;

     3. the Class 1A, Class 2A, Class X-1A, Class X-1B, Class X-2, Class X-B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will represent "regular interests" in the Upper Tier REMIC, the Class A-R Certificate will represent the sole "residual interest" in the Upper Tier REMIC and the Class LT-R Certificate will represent the sole "residual interest" in the Lower Tier REMIC, each within the meaning of Section 860G of the Code as in effect on the date hereof;

     4. the Reserve Fund is an "outside reserve fund" that is beneficially owned by the Class X-1A, Class X-1B, Class X-2, and Class X-B Certificate Owners; and

     5. the rights of the Certificate Owners with respect to the Reserve Fund and the Cap Agreements represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).

     Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than the federal income tax laws.




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TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 27, 2003
Page 3

     We are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.


                                     Very truly yours


                                    /s/ Gnazzo Thill, A Professional Corporation
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                                   SCHEDULE A

Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA 94941

Sequoia Residential Funding, Inc.
591 Redwood Highway
Suite 3160
Mill Valley, CA 94941

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179

Merrill Lynch & Co.
4 World Financial Center, 10/F
New York, NY 10080

Wells Fargo Bank Minnesota,
National Association
6th and Marquette
Minneapolis, MN 55479

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018